Purchase and Take-over Agreement

                                    Between:

Frau Claudia Mann of Am Arzberg 25, 92345 Toging/Altmuhltal, acting for LBM Lichtleit-Fasertechnik Claudia Mann, registered at the Commercial Register with the Local Court of Nuremberg HRA 11129

                                                                    "the Seller"

                                      and

the firm Fiberstars Deutschland GmbH in Munich, represented by its Managing Director, Herr Bernhard Mann

                                                                     "the Buyer"

                                      and

Herr Bernhard Mann of Am Arzberg 25, 92345 Toging/Altmuhltal

                                                               "the Participant"

Preamble

The Seller conducts business as a sole trader and is principally engaged in the development and distribution of applications and refinement products in the area of light and fibre optical cable technology. The business possesses special know-how acquired over several years in these above business areas. The Buyer is interested in acquiring from the Seller the goods set out in this Agreement to be drawn from its capital and going concern assets as well as particular legal and long-term debt arrangements which are set out in this Agreement In the light of this the parties agree the following specific terms

                                     Part A

                                       1

                                    Purchase

                    Purchase and Takeover Property (assets)

1. The subject matter of this Agreement shall be all economic assets set out in the interim accounts of the Seller as at 31 August 1998 (Appendix 1) and those acquired up to the Completion Date, except in so far as they have been disposed of before the Completion Date in the ordinary course of business or for any other reason ceased to be part of the business assets Excluded from this Agreement shall be the property situated at Arzberg 25, 92345 Toging/AltmUhltal, which is being withdrawn by the Seller and transferred into her private assets.

2.  The following items shall be included as business assets in particular:

    (a) the business premises in Berching, Gutenbergstraf3e 5, registered with the local court, Neumarkt i.d. Opf. for Pollanten, Vol. 26, p. 1052, plot no. 688/11, 0,3369 hectares, including the building in construction and fixtures and fittings (extract from Land Register at Appendix 2)

    (b) all technical equipment and machinery, works and business equipment including furniture of business offices, tools, spare parts and related equipment

    (c) all  raw,  ancillary  and  business  materials,   unfinished   products,
        unfinished services, completed products, completed goods and other similar items

    (d) all licences, intellectual property rights, copyrights and similar rights, regardless whether these are legally protected or not, in particular design patents, utility patents, marks and trademarks rights, inventions, trade secrets and technical know-how together with all user and application rights linked to these business assets and the rights set out in accordance with the interim accounts as at 31 August 1998 (Appendix 1)

    (e) all business assets of a lower economic value in so far as they are not included in any of the above business assets

    (f) all sums due from invoices rendered and performance of agreements, in particular sums due arising from suspended transactions and orders in hand, and further all claims arising from income tax, trade tax and turnover tax + VAT and any social security contributions to be recovered or made

    (g) the customer lists and all business and book keeping documents from the commencement of the business

        The Buyer will keep in safe custody all documents which the Seller has a legal duty to keep during the prescribed period and the Buyer agrees to keep these documents readily available for the Seller at any time. The Buyer shall not make any alterations to the accounting documents without the Seller's consent.

                                       2

                               Transfer of Assets

1. Seller and buyer have agreed that possession and legal ownership of the above business assets, subject to the reservation in particular on the real property, shall be transferred by the Seller to the Buyer. The Seller shall transfer to the Buyer possession and legal ownership of the above business assets.

2. In so far as the Seller is not in possession of the business assets to be sold, the Seller shall assign all claims for delivery up arising from rights of ownership or possession. In the event that business assets which are sold under this Agreement are disposed of subject to retention of title, the Seller shall assign to the Buyer all rights assigned to her from the sale-on of the business assets. Similarly all reversionary interests which entitle the Seller to claim legal business or possession of any business assets shall be assigned to the Buyer. The Buyer accepts this assignment.

3. The Buyer and Seller have agreed that all other claims and rights to be acquired by the Buyer shall similarly be transferred to the Buyer. The Seller therefore assigns these claims and rights to the Buyer. The Buyer accepts the assignment. Included (but not limited to this) is the assignment of all rights relating to guarantees, warranties, securities, performance bonds and other obligations of third parties, in so far as they relate to the sold capital and going concern assets or are otherwise linked to the business of the Seller.

4. The Buyer and Seller shall transfer to the Seller the property to be sold under this Agreement and situated at Berching, Gutenbergstral3e 5, registered with the local court Neumarkt i.d. Opf. for Pollanten, Vol. 26,
    p. 1052, including the building in construction and fixtures and fittings, by way of a special declaration of conveyance in accordance with part B of this Agreement (transfer of land). Risk, use and burden of transfer of title to the land shall pass to the Buyer upon expiry of the Completion Date, regardless of the registration of change of ownership at the Land Register. The decisive test for the conveyance shall be the contents and encumbrances of the Land Register in accordance with the copy at Appendix 2 of this Agreement. In the event that any other charges are registered, which take priority over this special declaration of conveyance, which the Buyer has not expressly agreed to take over under this Agreement, then the Buyer shall have an extra-ordinary right of rescission from this Agreement in its entirety.


                                       3

                     Purchases and Takeover of Liabilities

                                 (Liabilities)

1. The objects of this Agreement shall include only those liabilities set out below and listed in the interim accounts of the Seller as at 31 August 1998 (Appendix 1), including any special contingency reserves for future or uncertain liabilities and any adjustments made up to the Completion Date in the ordinary course of business. The loan (account no 804 63564) with the Bayerische Vereinsbank for the property Am Arzberg 25, 92345 Toging/Altmuhital which will be transferred to the Seller shall not be included as a liability. The Buyer shall take over the following:

    (a) the Buyer shall take over liabilities from deliveries and performance of agreements in accordance with the interim accounts of the Seller as at 31 August 1998 (Appendix 1), in so far as these have not been fulfilled or extinguished up to the Completion Date by payment or in some other way; and also any new liabilities from such deliveries and performances of agreement arising up to the Completion Date in the ordinary course of business

    (b) the Buyer shall take over liabilities for trade, turnover and income tax as well as social security contributions in accordance with the interim accounts as at 31 August 1998 (Appendix 1) in so far as these have not been fulfilled or extinguished by the Completion Date either by payment or in some other way; and also new liabilities in relation to these taxes and social security contributions arising up to the Completion Date in the ordinary course of business

    (c) the Buyer shall take over all responsibilities and liabilities relating to the business as a going concern including usual business guarantees and performances bonds for deliveries and performance of agreements and releases the Seller from the above, even in so far as these are not apparent from the interim accounts as at 31 August 1998 (Appendix 1)

    (d) the Buyer shall take over all liabilities arising from the erection of the new building in Berching, including liabilities arising from contracts and legal obligations and liabilities for planning, developing and preparing the plot of each arising up to the Completion Date

2.  The  Buyer  shall  not  take  over  any   liabilities   as  against   credit
    institutions. In particular the Buyer does not take over the loan of the Seller and the Participant as set out in the interim accounts as at 31 August 1998 (Appendix 1), the Deutsche Ausgleichsbank number 20040444, 622435, the Raiffeisenbank number 404444 and the Sparkasse Neumarkt-Parsberg (total value of the loans as at 31 August 1998 DM 994,598.89). The Buyer shall hold the Seller and the Participant as well as any third party who might be liable free from any claims arising from these loans and shall repay these loans on behalf and on the account of the Seller. This does not apply to the loan with the Bayerische Vereinsbank, no 80463564 for the property Am Arzberg 25, Toging/Altmuhltal which will be transferred to the Seller. The Seller shall hold the Buyer free from any liabilities arising from this loan. The Seller shall bear any compensation payments made for the early re-payment of the loan.

3   The Buyer shall not take over any other liabilities of the Seller.

                                       4

                             Novation of Contracts

1. The Buyer and Seller agree that the following agreements entered into by the Seller shall be taken over by the Buyer on the expiry of the Day of Completion and continued with all related rights and obligations:

    (a) employment and engagement agreements with employees of the business (Appendix 3)

    (b) agreements with commercial agents; the names of the commercial agents are listed at Appendix 4 to this Agreement; furthermore Appendix 4 contains a precedent agreement

    (c) the customer contracts

    (d) the leasing contracts relating to the business motor cars (Appendix 6 to this Agreement)

    (e) agreements concerning the acquisition, planning, development, erection and completion of the building of the business in Berching (Appendix 7)

    (f) agreements with estate agents, trustees and business consultants

    (g) the insurance contracts relating to the business, the site, and the building (Appendix 5)

    The Appendices 3, 4, 6, 7 and 5 are attached to this deed for information purposes only. Only the names of the commercial agents as listed in Appendix 4 are part of this deed, please refer to Appendix 4.

2. In the event that the rights and obligations from the above agreements do not pass to the Buyer under the general law, the Buyer hereby agrees to inform the relevant contract partner of the novation and assumption of liability by the Buyer and to obtain the consent of the contract partner so such novation. If consent is refused, the Buyer agrees to perform the contract in place of the Seller or to conduct it in an appropriate manner, and to hold the Seller free from any claims by the contract partner or third parties.


                                       5

              Completion Date/Legal Effect of commercial transfer

1. For the purposes of this agreement the Completion Date shall be the date of commercial transfer. The Completion Date for hand over shall be 31 October 1998.

2. The Seller agrees, from this date to permit the buyer unrestricted access to all business premises, to provide it with keys for the business and to transfer possession of all business assets and documents intended to pass to the Buyer.

3. On the Completion Date the risk of accidental damage or destruction of the business assets shall pass to the Buyer.

4. The Seller agrees to continue to operate the business from the Completion Date in accordance with usual business practice and to make extra-ordinary steps in the business management only with the prior consent of the Buyer. The Seller agrees in particular, other than in the ordinary course of business, that she shall not dispose of business assets without the consent of the Buyer and she will refrain from any steps which might impact negatively on the substance of the business.

5. From the Completion Date the business shall be continued in the name and on the account of the buyer. The results of the business for 1998 shall be for the account of the Seller up to Completion Date only; after the Completion Date they are to be attributed to the Seller.



                                       6

                                 Purchase Price

1.  The  Buyer  agrees  to  pay  to  the  Seller  a  total   purchase  price  of
    DM2,250,000.00.

2. The basis for determining the purchase price is the assumption that the capital resources of the owner of the business LBM Lichtleit-Fasertechnik Claudia Mann amount to DM 0.00 on the balance sheet on the Completion Date. The total amount of the purchse price shall therefore be paid for the good-will of the Company. Until the Completion Date the Seller is entitled to withdrawals and payments which are necessary to ensure that her capital resources on the balance sheet amount to DM0.00 on the Completion Date. In doing so the transfer of the property of Am Arzberg 25, Toging/Altmuhital to the Seller and the mortgage for this property with Bayerische Vereinshank shall be taken into account.

3. The parties assume that the above agreed performance of the Buyer (purchase price and extinction of credit arrangements) will not be subject to turnover tax (VAT), as a transfer of an undertaking (paragraph 1 sub-paragraph 1 a German VAT Act). If, however, turnover tax becomes payable on the whole or part of the performance of the Seller, then the purchase price shall be understood to require statutory turnover tax (VAT) to be added. Turnover tax is due on the 10th day of the calendar month after the first due date for the purchase price. Payment shall only become due, if and when the Seller issues an invoice to the Buyer which is sufficient to entitle it to claim deduction of advance payment of the tax. The Buyer agrees to assign its claim for repayment of advance tax to the Seller using the form of assignment produced for this purpose by the Finanzverwaltung (German Finance Office). The Seller agrees to notify the relevant finance office about the assignment and to set off the relevant amount upon a demand for turnover tax by the Finance Office arising from the sale of the business assets under this Agreement against the assigned claim to a refund of input tax. The Buyer shall only be obliged to pay the turnover tax if the Finanzamt (Finance Office) refuses to allow the set off for reasons which are not the responsibility of the Seller.

    If the Buyer's claim to an input tax refund is lower than the liability to pay value added tax at the completion date, then the Buyer is liable on demand to pay the difference to the Seller either directly, or to the Finanzamt.

4.  The purchase price shall be subject to the following adjustments:

    (a) if contrary to the assumption of the parties to this contract the capital resources of the owner of the business on the balance sheet are not DM 0.00, this will lead to a decrease or increase of the purchase price depending on the negative or positive amount of capital resources appearing on the balance sheet. The decisive test for such adjustments shall be the Completion Accounts of the Seller to be prepared as at the Completion Date. The Completion Accounts shall be prepared in accordance with ordinary principles of accounting and the continuation of write-off and valuation policies used to date by the Seller, at her cost. The costs of the construction of the building which have arisen until the Completion Date shall be taken into account. The Buyer shall be entitled to look at all business papers and have the accounts checked by an accountant instructed by it. In the event of a dispute as to the correctness of the accounts, the written opinion of an accountant engaged by both parties as an arbitrator shall be decisive. If the parties cannot agree the identity of the arbitrator, then the arbitrator will be nominated by the Chamber of Industry and Commerce in Nurnberg (Nuremnberg)

    (b) if according to the Completion Accounts there is an increase in the purchase price, the Seller shall grant to the Buyer an interest-free loan for this amount to be repaid on or before 31 August 1999. The Buyer shall use any liquid assets of the purchased business for the redemption of the loan before the payment falls due, as far as this is in accordance with the rules of proper business management. Any part of the loan which has not been paid before 31 August 1999 is due on this date.

    (c) the purchase price will be reduced in the event that the annual profit at the end of the 1999 calendar year does not exceed DM 1,152,000.00. Annual profit is defined as the profit after deduction of corporation tax and municipal trade tax. The annual accounts shall be drafted in accordance with proper accounting principles and in accordance with the methods for depreciation and evaluation which have been used so far. The bonus itself and interest on capital replacing loans which have the effect of reducing the profit shall not be taken into consideration. Profit related contingency reserves as well as special tax deductions for depreciation and special allowances, which have a direct effect on the profit but which are not needed for business reasons, shall also not be taken into account in calculating the profit. Also excluded from the calculation are reductions in the profit due to a voluntary revaluation of the company's stock. The realisation at a profit of reserves, exceptional items of income and other accounting measures relating to the balance sheet are not to be taken into consideration when calculating the profit, provided they do not relate to the calculation of the profit made from operating business. The same applies to public subsidies. If the profit for 1999 falls below DM 1,152,000 then the purchase price will be reduced by the amount by which the profit falls short of DM 1,152,000 subject to a maximum reduction of DM 290,000.

5. The Seller shall produce the Completion Accounts together with profit and loss accounts within 3 months of the Completion Date and to provide a copy of these to the Buyer. The inventory required for preparation of the accounts shall be conducted on the Completion Date or on the previous day. The Buyer shall have the right to be represented by its agent when the inventory is prepared. The Buyer shall be supplied with all information and documents required to provide a full explanation.

                                       7

                           Payment of Purchase Price

The purchase price shall be paid as follows:

1. The sum of DM562,500 (Deutsche Mark: Five hundred and sixty two thousand, five hundred) shall be paid within 14 banking days after the Completion Date to the Seller by way of transfer of shares in Fiberstars Incorporated, which has its registered office in Fremont, California, USA, or by an assignment of equivalent pre-emption rights in these shares. The value of the shares will be calculated at the average of the share value on the NASDAQ market in the last 10 days before the completion date at the conversion rate of the US dollar to the Deutsche Mark on the completion date.

2. The sum of DM 1,687,500 is payable to the Seller in cash within 14 days of the Completion Date of this Agreement.

3. If the Buyer is in arrears with the payment or the transfer of the shares, then the outstanding amount shall be subject to interest without further demand with effect from the first banking day after the due date at the FIBOR interest rate (1 month) plus 3%, if no higher or lower damages attributable to the delay can be proven.

4. The transfer of the shares according to para 7.1 and the payment of the purchase price according to para 7.2 will be made step by step against a non-recourse non-recallable guarantee, valid until 30.06.2000 in the sum of DM 290,000, provided by the Seller from a major German bank or Savings Institution. The guarantee will secure the Buyer's claims in relation to the purchase price according to para 6.4 and the guarantees and damages claims pursuant to para 10 of this contract. Claims under the guarantee must be made during the limitation period defined by the contract. The Sellers will be responsible for the costs of providing the guarantee.

                            Assurances by the Seller

The Seller hereby confirms that the following statements are true (objective test) and complete:

1.  Annual Accounts

    (a) the annual accounts since 1992 and the interim accounts as at 31 August 1998 with explanatory notes, in so far as there are any, have been prepared in accordance with the provisions of commercial law and generally recognised principles of ordinary book keeping and accounting and convey a view of the assets, finance and earnings position of the business as at the end of the relevant accounting period which corresponds to reality

    (b) at the relevant accounting dates the business had no liabilities beyond the liabilities accounted for or set out as contingent liabilities

    (c) the business has no direct or indirect obligations to pay pensions, invalidity benefits, sickness benefits, dependents' benefits or any other care obligations towards present or former employees or third parties and has assumed no such liabilities, quite apart from the question of whether the rights of the persons so entitled arising from these obligations are forfeitable or not.

2.  Real Property and other real proprietary rights

    (a) the Seller of the property is the sole beneficial owner with full authority to dispose and sell the property. Details about the description of the property and charges in parts 2 and 3 of the relevant Land Register entry are correct and correspond to details in Land Register Extract. (Appendix 2)

    (b) upon transfer of the property, the Buyer shall acquire complete, unrestricted and unburdened ownership, apart from registration at parts 2 and 3. Rights arising from Real Estate mortgages registered at part 3 shall be extinguished by payment to the lending bank (see above at 3(2). The charges will be allowed to be deleted step by step once the respective mortgages have been redeemed

    (c) the Seller has made no application for amendment of the Land Register. No such amendments have been approved

    (d) the premises sold including all buildings, fixtures and fittings and exterior equipment are in accordance with all necessary planning permissions and development regulations.

    (e) the Seller has confirmed that all, development costs which have fallen due for payment until 10 November 1998 in the total sum of DM 3 5.000 have been paid in full. The building under construction including all fixtures and fittings is in the condition as defined in Appendix 7 on the Completion Date. The most important contracts for the construction of the building including any development measures by the owner of the site are included Appendix 7. The contracts have been concluded, and have not been terminated. The total costs for the acquisition of the land, the construction of the building to a stage at which it can be moved into and business can be commenced are estimated by the Seller at DM 1,116,325.00 including the amount already paid but exclusive of the amount of DM 50,000 for any unforeseen costs which may arise.

    (f) there are no unfulfilled requisitions of insurance companies, of the Technical Standards Authority (TUV), of the professional co-operative (Berufsgenossenschaft), of the Trade Supervision Office (Local Authority) or any other authorities; and such requisitions or orders have not been threatened. The land and related exterior equipment, buildings and fixtures and fittings have been insured in accordance with details set out in Appendix 5 of this Agreement

    (g) stamp duty and property tax due until the Completion Date have been paid


3.  Other assets

    (a) The Seller is the sole, unrestricted owner with free power to sell and dispose of all business assets to be transferred to the Buyer under this Agreement. This does not include restrictions which are part of the ordinary course of business such as retention of title by suppliers or guarantee agreements given to banks as security for loans taken out by the Seller

    (b) the insurance agreements listed in Appendix 5 are valid. They have been properly concluded and they have not been terminated. In particular there is a business insurance covering a maximum amount of DM 3,000,000 for each claim for personal injuries and a maximum amount of DM 1,000,000 for each claim for property damages.

    (c) the Seller is registered as the owner of the following trademarks and industrial property rights:

        LBM Lichtleitfasertechnik Claudia Mann -R-

        The Seller assigns all rights of use and exploitation for the above trade marks and industrial property rights to the Buyer as far as this is possible according to German law and grants the right of use to the Buyer.

4.  Taxes and other deduction

    (a) the Seller has made all requisite declarations for tax, contributions and any public deductions up to the Completion Date, in so far as these relate to the business in accordance with the proper formalities and time limits.

    (b) all taxes, tax deduction, ancillary claims, interest, surcharges and penalties, contributions, in particular social security contributions and other official deductions, which relate to the business and fall within the period up to the Completion Date, have been paid or will be paid by the Completion Date fully or covered by reserves or in some other way.

5.  Employees and commercial agents

    (a) Appendix 3 of this Agreement contains a complete list of all employees of the business and a complete summary of their activities, their salary and any ancillary benefits (including bonus payments, turnover or profit shares, payments in accordance with the Employee Inventions Act, etc) and all rights and other payments which exceed the minimum required by law (including but not restricted to contractual periods and tennination periods)

    (b) apart from the commercial agents set out at Appendix 4 to this Agreement, there are no commercial agency agreements or distribution agreements, territorial arrangements or other agreements which relate to the distribution of products or services of the business. All commercial agents conduct their own agencies and are not engaged in activities for the business either openly or in an undisclosed manner.

6.  Contracts

With the exception of agreements set out in this agreement and listed at Appendices 2 to 7, the business has no

    (a) contracts entitling the Seller, an employee or any third party to participate in the turnover or profit of the business; this does not include commission payable for the introduction of business, which is individually paid to a third party for arranging contracts.

    (b) purchase agreements or framework agreements with suppliers concluded outside the usual scope of business or with a duration exceeding 12 months

    (c) agreements for the purchase or leasing of capital assets with a value of more than DM 50,000 each

    (d) agreements for the sale of capital assets outside the usual scope of business

    (e) agreements giving any creditor a right of mortgage, security (with the exception of statutory mortgages and usual retentions of title) or similar rights over business assets

    (f) letters of comfort, performance bonds, guarantees or other agreements which set up liability for the obligations of third parties, except for liabilities entered into for reasons of business policy e.g. because they are favourable to business requirements in the ordinary course of the business and which do not exceed the total amount of DM 20,000

    (g) licensing agreements, know-how agreements or any other agreements for the use of copyright in which the business is a user or a party guaranteeing use, in particular agreements for the use or transfer of business specific computer software and other business specific computer services

    (h) rental, lease, leasing, service, supply, service or other agreements for a duration of more than 6 months or which can lead to claims against the business of more than DM 20,000 per annum in each contract, with the exception of agreements for public services

    (i) subsidies, premiums, investment surcharges or any other surcharges by national, local or other government offices which may be reclaimed from the Buyer

    (j) agreements with estate agents, business consultants

    (k) insurance agreements

    (1) agreements which exclude or restrict the right of the business to engage
        in  particular   business  areas  or  to  enter  into   agreements  with
        competitors

7. With the exception of the court proceedings and dispute with public authorities set out at Appendix 10 to this Agreement, there are no legal proceedings or disputes involving a claim of more than DM 10,000, including arbitration proceedings. There are no court or administrative court proceedings or investigations pending or threatened against the business, involving a claim of more than DM 10,000, for which the Buyer could be liable to intervene.

                                       9

                                   Assurances

Furthermore, the Seller guarantees the following to the best of his knowledge and belief:

1. To the Seller's knowledge the building which is being constructed has no material defects, in particular as regards the roofing and structure of the building or damp related damages.

    The  Seller  has  no  knowledge   of  dangerous   waste  from  the  past  or
    contamination of the building concerning the property.

2. Items of capital assets including intangible assets, for example software, regardless of whether these have been included in the accounts or not, are to the best knowledge and belief of the Seller in proper, functional condition ready for operating; excluded, however, is normal wear and tear. They have been properly and regularly repaired and cared for and inspected.

3. The business has obtained all official and other consents, which are necessary to conduct business as it is presently being run. Court decisions or official steps which might result in restrictions or limitations in the methods or extent of activities of the business, have not been taken and are not threatened or expected.

4. The Seller has provided to the Buyer complete and accurate information about the business in the course of the business negotiations.

5. With regard to the transfer of shares in accordance with 7.1 the Seller is bound to adhere to the obligations contained in the Representation Letter (Appendix 11) and to confirm this Representation Letter to the Buyer by signature. Please refer to Appendix 11; the English text has only been attached for information purposes and is not part of the deed.


                                       10

                              Warranty and damages


1. Instead of all statutory warranties and claims for damages and in place of all claims which could arise from a challenge to the validity of this Agreement because of the absence of an economically material characteristic or the nullification of the underlying business purpose, the Buyer shall only be entitled to the following remedies: remedying the defect, claiming a reduction of the purchase price, or claiming damages. These remedies are regulated as follows: Reversing this agreement and ss. ss.460 to 464 BGB shall be excluded with the exception of ss.463 2 nd ence BGB (Liability due to malicious misrepresentation). All claims for remedying the defect, claiming a reduction in price or claims for damages shall be made as follows:

    (a) in the event of a breach of or non-compliance with the assurances given by the Seller, the Buyer shall be obliged -- provided this is in accordance with para 8 and para 9 not excluded or unreasonable in the circumstances -- to allow the Seller a reasonable period, but at least 14 days, to remedy the matter in accordance with this Agreement. Such declaration must be made in writing and must be delivered to the Seller at latest within 1 month after the Buyer becomes aware of the breach of this Agreement. For claims of tax liabilities or fees the time-limit can be extended on application of the Seller, provided the Buyer can arrange an extension of the time-limit himself without any detriment to him

    (b) if circumstances do not permit correction, or should it be unreasonable, or if the Seller refuses to correct or fails to act within a reasonable period agreed, then the Buyer shall be entitled to demand a reduction of the price or damages in the form of cash

    (c) any claims for a reduction in price or damages under para 6.4 and 6.8 shall subsist independent of the fault on the part of the Seller. They shall be based solely on the difference in value of the purchased objects which arises to the disadvantage of the Buyer upon non compliance with warranties and/or negative variation of the business assets as guaranteed by para 6.4 and 6.8

    (d) any claims for a reduction in price or damages which are based on the warranties given at para 9 depend on proof of liability of the Seller. Otherwise the liability is to be established in accordance with para 10..1 c) 2nd sentence

2. The Buyer is entitled to choose between the remedy of reduction of the purchase price and damages. If the Buyer chooses the reduction of the purchase price, he is entitled to the difference between the value of the business assets guaranteed by this Agreement and the actual value of the business reduced by breach of the warranty.

    If the Buyer decides to claim damages he may claim damages for an amount which is necessary, taking into account its duty to mitigate (ss.254 BGB -- German Civil Code) in order to create a condition which accords to this Agreement, in other words in order to put the Buyer in such a position as it would have been in if the assurances of the Seller had been complied with in full. This shall also cover reasonable costs of securing evidence and legal and tax advice in connection with the claim for damages.

3. With regard to the consequential losses which arise from breach of or non-compliance with the assurances, the Seller shall be liable in the same way as for direct losses resulting from assurances which have not been complied with.

4. Claims for a reduction of the purchase price or damages shall only exist if the reduction in value of the business assets or the amount of damages exceeds DM 10,000. Claims are limited to a maximum amount of DM 1,000,000.

5. All claims for damages and reduction in price which the Buyer has under this Agreement shall be time barred as from 31 December 1999 with the exception of the claims for the reduction of the purchase price referred to in 6.4.c which shall be time barred as from 30 June 2000. This time limit shall not apply to claims arising from outstanding tax or fee payments. These are time barred after the expiry of 12 months from the time notice of the outstanding payment is given. Time limitation shall be interrupted by any written notice of defect, complaint of defect or claim of the Seller to the Buyer to bring matters into line with this Agreement. The limitation period shall be interrupted whilst the Seller is remedying the defect. For limitation purposes, time shall restart after the interruption with regard to the defect which has been complained of if the Buyer has received a declaration of the Seller to the effect that the remedy has been completed or declined, but at the latest six months after notification of the defect. If there has been a successful interruption of the time limit the remainder of the limitation time is a period of at least 3 months.

6. Circumstances which have been noted when preparing accounts for the Completion date, including their effect on the purchase price, cannot be taken into account again when calculating claims for damages or breach of warranty claims. Circumstances which the Buyer was aware of on Completion are no basis for claims for damages or claims for reducing the purchase price.



                                       11

                 Prohibition of competition for the Participant

The Participant shall cease his business activity as a sole trader for the business Lichtberatung Mann on the Completion Date.


                                       12

                                  Use of name

    The Buyer and its legal successors in title shall be entitled to continue to use the name of the Seller's firm, namely LBM Lichtleit-Fasertechnik without adding the words Claudia Mann.

                                     Part B

                          Conveyance of Real Property


                                       13

                             Land Register Entries

1. The Seller is registered as the owner of "the property" at the Land Registry of the Local Court of Neumarkt i. d. Opf. for Pollanten, Vol. 26, p. 1052, plot no. 688/11, size 0.3369 hectares.

2.  The following charges are registered:

    S. II no charges

    S. III mortgage of DM 700.000- for the Sparkasse Neumarkt i.d. Opf -- Parsberg.

3. The entries at the Land Register are in accordance with Appendix 2 which has been attached for information purposes only.


                                       14

                   Conveyance and Land Registry Declarations

1. Subject of the conveyance and the following Land Registry Declaration is the property described in S. B ss. 1.

2. The Seller and the Buyer agree to register a caution to guarantee the transfer of the property to the Buyer. They also authorise the discharge of this entry of notice for the time the change in ownership is registered provided no entries are made or applied for without the Buyer's consent prior to the transfer.

3. The charges entered into under s. II and s. III of the Land Register will subsist and be taken on by the Buyer.

4. All rights of ownership of the property will be transferred to the Buyer. With regard to the subsisting charges it is referred to Part A para 3.1. The notary has pointed out that it might be necessary to change the class of use; the participants agreed to take care of this

5. The right of application for the parties involved is excluded. The notary shall be authorised to make the application resulting from this document for entering the caution to guarantee the transfer and the change in ownership at the Land Registry. The notary shall also be authorised to make restricted or separate applications or to withdraw the applications.

6. The notary is instructed to only apply for the change in ownership once there is proof for the payment of the purchase price in accordance with Part A para 7 (2) and (2). The change of ownership shall not depend on the payment of interest on defaulted payment. The Seller shall confirm the payment of the purchase price to the notary on her own initiative.

    Until then deed shall be drafted without the conveyance.


                                       15
                                Transfer of risks

The possession, use, danger and liabilities arising from the ownership of the property including all obligations arising from insurance agreements concerning the property as well as the legal duty to maintain the property safe are transferred onto the Buyer on the Completion Date in accordance with Part A para 5.


                                       16

                                   Guarantee

1. The ownership of the property is transferred without guaranteeing a specific size of the area transferred.

2. The Seller guarantees that the property is transferred without any private liabilities or restrictions which a have not been registered at the Land Registry other than those stipulated in this Agreement. The Seller also guarantees that the property free of any interest, tax or other payments.

3. This guarantee is given by the Seller in accordance with the provisions A paras 8 and 9.



                                       17

                                 Taxes and fees

1. Each party shall bear its own costs and expenses in connection with the preparation, conclusion and performance of this agreement and the conveyance of the real property, including all fees and disbursements for courts and advisors.

2. The property tax payable upon completion of the conveyance shall be paid by the Buyer.

3. All other taxes, fees and disbursements, which may arise in connection with the purchase of the business assets shall be borne by the parties in to the Agreement in equal shares. Any VAT (turnover tax) is excluded from this. Para 6 (3) shall apply.

4. The Court with jurisdiction for any disputes arising under this Agreement shall be at Munich.


                                       18

                                Confidentiality

The parties agree to treat all information which they have received or exchanged in connection with this agreement as confidential and shall not pass such information to any third party.


                                     Part C

                                       19

                                 Miscellaneous

1. This agreement shall be subject to the Law of the Federal Republic of Germany.

2. The Court with jurisdiction for any disputes arising under this Agreement shall be at Munich as far as this is can be agreed in this way, otherwise it shall be at the location of the registered office of the Buyer.

3. If any provision of this Agreement should be invalid partly or as a whole, this shall not have any impact on the validity or feasibility of the rest of the provisions. The invalid provision shall be replaced by a valid and feasible provision which has the same economic purpose as the provision which was originally agreed without being invalid or not feasible itself.

4. All changes to this Agreement have to be made in writing and shall be certified by a notary if necessary.

5. All expressions of intent, information or messages which are necessary for the carrying out of this Agreement shall be notified in writing to the parties of the contract. Sending messages per telefax, telex or courier shall be allowed. Declarations, messages or information shall be deemed to have arrived, if they have been sent to the following address:

6.  Claudia Mann, Am Arzberg 25, Toging/Altmuhltal;

7.  Fiberstars  Incorporated,   David  Ruckert,  2883  Bayview  Drive,  Fremont,
    California 94538 USA.